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                                                                       EXHIBIT 2

                     AMENDMENT TO STOCK PURCHASE AGREEMENT


     The undersigned hereby agree to amend that certain Stock Purchase Agreement (the "Agreement"), dated January 15, 1994, among I.C.H. Corporation, a Delaware corporation (the "Company"), Consolidated National Corporation, a Kentucky Corporation ("CNC"), Consolidated Fidelity Life Insurance Company, a Kentucky life insurance corporation ("CFLIC"), Robert T. Shaw, C. Fred Rice and Torchmark Corporation, a Delaware corporation, as follows:

     As used in the Agreement, CNC Shares means 4,517,666 shares of the Company's common stock, par value $1.00 (the "Common Stock"), and CFLIC Shares means 159,577 shares of the Company's Common Stock.

     All other terms of the Agreement shall remain in full force and effect.

     This Amendment may be executed in two or more counterparts, all of which together shall be considered one and the same agreement and each of which shall be deemed an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the ___ day of February, 1994.




- ---------------------------------        CONSOLIDATED NATIONAL
     ROBERT T. SHAW                      CORPORATION


                                         By:
- ---------------------------------            ---------------------------------
     C. FRED RICE                        Name:
                                               -------------------------------
                                         Title:
                                                ------------------------------


TORCHMARK CORPORATION                    CONSOLIDATED FIDELITY LIFE
                                         INSURANCE COMPANY



By:                                      By:
    ---------------------------------        ---------------------------------
Name:                                    Name:
      ---------------------------------        -------------------------------
Title:                                   Title:
       ---------------------------------        ------------------------------


                                         I.C.H. CORPORATION



                                         By:
                                             ---------------------------------
                                         Name:
                                               -------------------------------
                                         Title:
                                                ------------------------------

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